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                                                                 EXHIBIT 3a(iii)

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                        BELL ATLANTIC - VIRGINIA, INC.



       1.  The name of the corporation is Bell Atlantic - Virginia, Inc.

       2.  The name of the corporation has been changed to:
                             Verizon Virginia Inc.

       3.  The foregoing amendment was adopted on June 30, 2000.

       4. The amendment was adopted by unanimous consent of the sole shareholder.

       5.  This Certificate of Amendment shall be effective on August 1, 2000.

       The undersigned Vice President, General Counsel and Secretary declares that the facts herein stated are true as of July 3, 2000.



                        BELL ATLANTIC - VIRGINIA, INC.



                        By: /s/ Warner F. Brundage, Jr.
                           --------------------------------------
                                Warner F. Brundage, Jr.
                                Vice President, General Counsel and Secretary